Exhibit 99.3

INTERCLOUD SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL INFORMATION

Since January 1, 2013, InterCloud Systems, Inc. (the “Company,” “we,” “us” or “our”) has completed the following acquisitions:

●

AW Solutions, Inc. In April 2013, we acquired AW Solutions, Inc. and AW Solutions Puerto Rico, LLC, or collectively AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

●

Integration Partners-NY Corporation. In January 2014, we acquired Integration Partners-NY Corporation, or IPC, a full-service voice and data network engineering firm based in New York. IPC serves both corporate enterprises and telecommunications service providers. The acquisition of IPC supported the cloud and managed services aspect of our business, and improved our systems integration and applications capabilities.

●

RentVM, Inc. In February 2014, we acquired RentVM, Inc., or RentVM, a New Jersey-based provider of infrastructure-as-a-service technology to software developers and to healthcare, education, and other small and medium-sized businesses and enterprises to enable public and private (enterprise) Cloud environments. The acquisition of RentVM expanded our cloud and managed services capabilities by providing us a software defined data center (SDDC) platform to offer.

●	VaultLogix LLC. In October 2014, we acquired VaultLogix, LLC, Data Protection Services, LLC and U.S. Data Security Acquisition, LLC, or collectively VaultLogix, leading providers of cloud backup services to nearly 10,000 businesses around the world. The acquisition of VaultLogix broadened our suite of cloud service offerings by adding VaultLogix’s cloud backup services to our wide range of cloud services, including IaaS, virtual desktop, hosted exchange, disaster recovery in the cloud and file sharing, and added new customers and resellers to which we can cross-sell our other services.

The following unaudited pro forma combined condensed results of operations for the year ended December 31, 2013 and for the nine-month period ended September 30, 2014, presents combined information as if we had completed on January 1, 2013 the acquisitions of AW Solutions, IPC and VaultLogix.  An unaudited pro forma combined condensed balance sheet as of September 30, 2014 is not presented for the two acquisitions completed prior to September 30, 2014 because the balance sheet of each of the acquired entities, including related acquisition adjustments, is included in our consolidated balance sheet as of such date. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2013 does not include any information relating to RentVM prior to it being acquired by our company because the size and historical financial results of such entity did not meet the significance thresholds of the regulatory guidelines applicable to  the provision of financial statements of an acquired entity.

The unaudited pro forma adjustments also include (i) the issuance of 860,000 shares of common stock in consideration of $4,240,000 in October 2014; and (ii) the issuance of $13,261,000 aggregate principal amount of 14% promissory notes due 2017 in October 2014, in each case, primarily to fund the acquistion of VaultLogix.

The financial statements of VaultLogix are presented as London Bay – VL Acquisition Company LLC in the unaudited pro forma financial statements.  London Bay – VL Acquisition Company LLC is comprised of Vaultlogix LLC, Data Protection Services, LLC and U.S. Data Security Acquisition, LLC, all under common ownership and reported as such.

The historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in theUnited States, or (US GAAP. The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transactions have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. Pro forma adjustments reflect those adjustments which are directly related to the acquisition and are factually determined and also include the impact of contingencies that will not be finally determined until the resolution of the contingency.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical result that would have been obtained. The data is not indicative of the operating results or financial position that would have occurred if the transactions had been consummated as of January 1, 2013. Since the entities were not under common control or management for any period presented, the unaudited pro forma condensed combined condensed financial results may not be comparable to, or indicative of, future performance.

These unaudited pro forma condensed combined financial data has been prepared from, and should be read in conjunction with, (i) the respective historical consolidated financial statements for our company included in our Annual Report on Form 10-K for the year ended December 31, 2013, (ii) the historical consolidated financial results of our company included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, (iii) AW Solutions included in our Form 8-K/A filed on July 3, 2013, (iv) IPC included in our Form 8-K/A filed on March 18, 2014, and (v) the historical consolidated financial statements and related notes of London Bay - VL Acquisition Company, LLC, the parent of VaultLogix, included elsewhere in this Report, as amended.

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Balance Sheets
As of September 30, 2014
Dollar Amounts in Thousands

	InterCloud Systems, Inc.	Proforma Adjustments Equity Offering and Debt Issuance		Proforma post debt issuance and equity offering	Historical London Bay - VL Acquisition Co. LLC	Proforma Adjustments Acquisitions		Proforma Combined
ASSETS

Current assets;
Cash	$2,586	$16,935	(b)	$19,521	$510	$(15,365)	(a)	$4,666
Accounts receivable, net of allowances	14,939	-		14,939	1,180	-		16,119
Inventories	1,573	-		1,573	-	-		1,573
Loans receivable	405	-		405	-	-		405
Other current assets	1,078	-		1,078	230	-		1,308
Total current assets	20,581	16,935		37,516	1,920	(15,365)		24,071

Property and equipment, net	832	-		832	1,547	-		2,379
Goodwill	36,554	-		36,554	15,868	(5,009)	(c)(f)	47,413
Intangible assets, net	19,981	-		19,981	6,241	16,959	(d)(g)	43,181
Deferred loan costs, net of current portion	255	566	(b)	821	214	(214)	(e)	821
Other assets	1,248	-		1,248	-	(1,000)	(a)	248

Total assets	$79,451	$17,501		$96,952	$25,790	$(4,629)		$118,113

LIABILITIES AND STOCKHOLDERS' DEFECIT (EQUITY)

Current liabilities:
Accounts payable and accrued expenses	$12,503	$-		$12,503	$1,758	$(1,360)	(i)(j)	12,901
Deferred revenue	2,406	-		2,406	-	-		2,406
Income taxes payable	649	-		649	-	-		649
Bank debt, current portion	302	-		302	-	-		302
Notes, related parties	11,923	-		11,923	-	-		11,923
Notes, acquisitions	-	-		-	-	15,627	(a)	15,627
Contingent consideration	2,587	-		2,587	-	870	(a)	3,457
Term loans, current portion, net of debt discount	3,903	2,000	(b)	5,903	13,240	(13,240)	(j)	5,903
	-	-		-	1,540	(1,540)	(h)	-

Total current liabilities	34,273	2,000		36,273	16,538	357		53,168

Long-term liabilities:
Bank debt, net of current portion	64	-		64	-	-		64
Notes, related parties, net of current portion	5,690	-		5,690	-	-		5,690
Deferred tax liability	7,078	-		7,078	332	-		7,410
Term loans, net of current portion and debt discount	-	11,261	(b)	11,261	-	-		11,261
Long term contingent consideration	-	-		-	-	-		-
Warrant liability	-	-		-	20	(20)	(k)	-
Derivative financial instruments	1,494	-		1,494	-	-		1,494

Total long-term liabilities	14,326	11,261		25,587	352	(20)		25,919

Total liabilities	48,599	13,261		61,860	16,890	337		79,087

Commitments and Contingencies

Stockholder's equity (deficit)
Common stock	2	-		2	454	(454)	(l)	2
Preferred stock	-	-		-	35,202	(35,202)	(l)	-
Common stock warrants, no par	186	-		186	-	-		186
Additional paid-in-capital	80,250	4,240	(b)	84,490	-	3,934	(a)	88,424
Accumulated deficit	(49,895)	-		(49,895)	(27,012)	27,012	(l)	(49,895)

Total InterCloud Systems, Inc. stockholders' equity (deficit)	30,543	4,240		34,783	8,644	(4,710)		38,717

Non-controlling interest	309	-		309	256	(256)	(m)	309

Total stockholder's equity (deficit)	30,852	4,240		35,092	8,900	(4,966)		39,026

Total liabilities, non controlling interest and stockholders equity (deficit)	$79,451	$17,501		$96,952	$25,790	$(4,629)		$118,113

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InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Statement of Operations
For the Nine Months Ended September 30, 2014
Dollar Amounts in Thousands, Except Share and Per Share Data

	Intercloud Systems	Historical London Bay - VL Acquistion Company LLC	Proforma Adjustments		Proforma Combined
Revenues	$52,461	$8,282	$-		$60,743
Cost of revenues	37,424	1,244	-		38,668
Gross profit	15,037	7,038	-		22,075

Operating expenses:
Depreciation and amortization	1,971	2,144	1,640	(n)(o)	5,755
Salaries and wages	12,844	-	-		12,844
Change in fair value of contingent consideration	860	-	-		860
Goodwill impairment charges	1,369	-	-		1,369
Intangible asset impariment charges	2,392	-	-		2,392
Unit based compensation	-	10	-		10
General and administrative	8,260	4,397	(86)	(p)	12,571
Total operating expenses	27,696	6,551	1,554		35,801
Income from operations	(12,659)	487	(1,554)		(13,726)

Other income (expenses):
Changes in fair value of derivative	24,931	-	-		24,931
Interest expense	(9,388)	(1,546)	(2,471)	(q)(r)(s)	(13,405)
Loss on extinguishment of debt	(9,869)	-	-		(9,869)
Loss on conversion of debt	(2,266)	-	-		(2,266)
Loss on fair value of conversion feature	(2,385)	-	-		(2,385)
Other income	194	-	-		194
Foreign exchange gain/ (loss)	-	(20)	-		(20)
Total other expense	1,217	(1,566)	(2,471)		(2,820)
(Loss) income before benefit for income taxes	(11,442)	(1,079)	(4,025)		(16,546)

Provision for (benefit from) income taxes	454	(412)	(1,176)	(bb)	(1,134)
Net income (loss)	(11,896)	(667)	(2,849)		(15,412)

Net income attributable to non-controlling interest	56	-	-		56

Net loss (income) attributable to InterCloud Systems, Inc common stock holders	$(11,952)	$(667)	$(2,849)		$(15,468)

Net (loss) income per share attributable to Intercloud Systems, Inc common stockholders:
Basic	$(1.03)				$(1.15)
Diluted	$(3.03)				$(2.45)

Basic weighted average number of common shares outstanding	11,554,715		1,868,690	(y)	13,423,405

Diluted weighted average number of common shares outstanding	12,154,769		4,321,916	(y)	16,476,685

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InterCloud Systems, Inc.

Unaudited Proforma Combined Condensed Statement of Operations

For the Year ended December 31, 2013

Dollar Amounts in Thousands, Except Share and Per Share Data

	InterCloud Systems	Pre-Acquisition Results AW Solutions (acquired 4/15/13)	Historical Integration Partners - NY Corporation	Adjustments Pro forma Adjustments		Proforma Combined	Historical VaultLogix (acquired 10/9/2014)	Proforma Adjustments		Proforma Combined
Revenues	$51,407	$3,196	$26,679	$-		$81,282	$12,282	$-		$93,564
Cost of revenues	37,280	2,035	19,787	-		59,102	1,657	-		60,759
Gross profit	14,127	1,161	6,892	-		22,180	10,625	-		32,805

Operating expenses:
Depreciation and amortization	1,120	12	24	1,780	(t)(w)	2,936	3,004	1,995	(n)	7,935
Salaries and wages	8,341	137	-	-		8,478	-	-		8,478
Goodwill impairment	-	-	-	-		-	17,627	(-)		17,627
General and administrative	7,876	437	4,489	(92)	(v)	12,710	6,094	-		18,804
Change in fair value and loss of contingent consideration	3,131	-	-	-		3,131	-	-		3,131
Total operating expenses	20,468	586	4,513	1,688		27,255	26,725	1,995		59,975
(Loss) income from operations	(6,341)	575	2,379	(1,688)		(5,075)	(16,100)	(1,995)		(23,170)

Other income (expenses):
Changes in fair value of derivative instrument	(14,156)	-	-	-		(14,156)	-	-		(14,156)
Interest expense	(5,574)	(1)	-	(501)	(u)	(6,076)	(1,854)	(3,294)	(q)(r)(s)	(11,224)
Commission income	1,824	-	-	-		1,824	-	-		1,824
Loss on extinguishment of debt	(992)	-	-	-		(992)	-	-		(992)
Foreign exchange loss	-	-	-	-		-	(16)	-		(16)
Other income	(176)	-	-	-		(176)		-		(176)
Total other (expense) income	(19,074)	(1)	-	(501)		(19,576)	(1,870)	(3,294)		(24,740)
(Loss) income before benefit for income taxes	(25,415)	574	2,379	(2,189)		(24,651)	(17,970)	(5,289)		(47,910)

Benefit for income taxes	(587)	18	-	280	(z)	(289)	(132)	(8,939)	(aa)	(9,360)
Net (loss) income from continuing operations	(24,828)	556	2,379	(2,469)		(24,362)	(17,838)	3,650		(38,550)

Income from discontinued oeprations, net of tax	550	-	-	-		550	-	-		550

Net (loss) income	(24,278)	556	2,379	(2,469)		(23,812)	(17,838)	3,650		(38,000)

Net loss attributable to non-controlling interest	76	-	-	-		76	-	-		76
Net (loss) income attributable to InterCloud Systems, Inc	(24,354)	556	2,379	(2,469)		(23,888)	(17,838)	3,650		(38,076)

Less dividends on preferred stock	(1,084)	-	-	-		(1,084)	-	-		(1,084)
Net loss (income) attributable to InterCloud Systems, Inc common stock holders	$(25,438)	$556	$2,379	$(2,469)		$(24,972)	$(17,838)	$3,650		$(39,160)

Basic and diluted loss per share attributable to InterCloud Systems, Inc. common stockholders:	$(7.85)									$(7.43)

Basic weighted average number of common shares outstanding	3,240,230			163,137	(y)	3,403,367		1,868,690	(y)	5,272,057
Diluted weighted average number of common shares outstanding	3,240,230			163,137	(y)	3,403,367		1,868,690	(y)	5,272,057

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INTERCLOUD SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1.      Description of VaultLogix Acquisition

As previously disclosed in a Current Report on Form 8-K of InterCloud Systems, Inc.  (the “Company,” “we,” “us” or “our”) filed with the Securities and Exchange Commission on October 15, 2014, effective as of October 9, 2014, we consummated the acquisition from London Bay - VL Acquisition Company, LLC  (“London Bay”) and Tier 1 Solutions, Inc. of all of the outstanding membership interests of VaultLogix, LLC, a Delaware limited liability company, Data Protection Services, LLC, a Delaware limited liability company, and U.S. Data Security Acquisition, LLC, a Delaware limited liability company (collectively, “VaultLogix”) for an aggregate purchase price of $44.25 million. VaultLogix is a Massachusetts-based provider of data storage and online backup services for small to medium-sized businesses and enterprises.

The purchase price for the acquisition was paid as follows:

●	an aggregate of $15,365,000 in cash was paid to the sellers, of which $15,000,000 was paid by us, $365,000 was paid by VaultLogix, and $1,000,000 was also paid by us in advance. The $1,000,000 was paid to VaultLogix as a deposit and was recorded as due to related party and paid to the sellers at closing as part of the consideration paid;

●	three convertible promissory notes were issued to the sellers in an aggregate principal amount of $15,627,000 consisting of an 8% convertible promissory note with a principal amount of $7,408,000 issued to London Bay; an 8% convertible promissory note with a principal amount of $7,003,000 issued to WV VL Holding Corp. (“WV”); and an 8% convertible promissory note with a principal amount of $1,216,000 issued to Timothy Hannibal;

●	in accordance with Section 2.5 of the purchase agreement, if the closing price per share of our common stock 180 days after the closing is less than 90% of $16.50, as adjusted for any stock splits, dividends, recapitalizations or similar transactions, then we are required to issue additional shares of our common stock. The adjusted closing price for purposes of the calculation shall not be less than $12.50 per share. As such, the downsize protection of $870,000 is included in the purchase price consideration and will be recorded as a liability on our books;

●	and 1,008,690 shares of our common stock was issued to the following: 277,184 shares to Timothy Hannibal, 25,000 shares to Thomas Spencer, 6,250 shares to Daryl Simoneau, 359,971 shares to London Bay, and 340,285 shares to WV.

Each of the three promissory notes issued to the sellers bear interest at the rate of 8% per annum, and all principal and interest accruing thereunder is due and payable on October 9, 2017.  At the election of the holder, each note is convertible into shares of our common stock at a conversion price of $6.37 per share. In accordance with the purchase agreement, we may elect to force the conversion if (i) the average closing price of our common stock is at least 105% of the conversion price on the three trading days immediately prior to our delivery of the forced conversion notice and (ii) the conversion shares to be issued are either registered for resale under an effective registration statement under the Securities Act of 1933, as amended, or may be sold by the holder without restriction.

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Prior acquisitions and related adjustments

In addition to our acquisition of VaultLogix, since January 1, 2013, we have completed the following acquisitions:

●	AW Solutions, Inc. (AW Solutions). In April 2013, we acquired AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry. AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services. The acquisition of AW Solutions broadened our suite of services and added new customers to which we can cross-sell our other services.

●	Integration Partners-NY Corporation (“IPC”). On January 2, 2014, we acquired IPC, a full-service voice and data network engineering firm based in New York. IPC serves both corporate enterprises and telecommunications service providers.

2.      Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on our combined operating results.  This historical information includes the following:

Balance Sheet as of September 30, 2014

Our unaudited pro forma combined condensed balance sheet as of September 30, 2014, includes historical information related to the acquisition of VaultLogix as if the transaction occurred on September 30, 2014.

Statement of Operations for the nine months ended September 30, 2014

Our unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2014, includes historical information related to our three acquisitions as if such transactions occurred on January 1, 2013.

Statement of Operations for the year ended December 31, 2013

The pro forma combined condensed statement of operations for the year ended December 31, 2013, includes historical information related to the acquisitions of AW Solutions and IPC, as well as information related to the debt financing, as noted above, as if such transactions occurred as of January 1, 2013.

VaultLogix Transaction

At this time, we have not performed detailed valuation analyses to determine the fair values of the VaultLogix assets and liabilities.  Accordingly, the pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of October 9, 2014, the date the transaction, and will be reflected in our annual report on Form 10-K for the year ending December 31, 2014. Accordingly, once the necessary valuation analyses have been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma combined condensed financial information.

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Our unaudited pro forma combined financial statements having acquired all the outstanding membership interests of VaultLogix, have been prepared on the basis of assumptions relating to the VaultLogix Agreement.

3.      Consideration Transferred and Purchase Price Allocation

Effective as of October 9, 2014, we consummated the acquisition of all of the outstanding membership interests of VaultLogix for the following consideration:

Cash	$15,365,000
Cash paid as a deposit	1,000,000
Stock	3,934,000
Contingent consideration	870,000
Convertible notes	15,627,000
Total consideration	$36,796,000

Shares of common stock issued	1,008,690

Common stock par value	$101
APIC value	$3,933,899

A summary of the preliminary purchase price allocation is as follows:

Current assets	$1,920,000
Goodwill	10,859,000
Intangible assets
Customer list/relationships	12,500,000
Tradenames	5,000,000
Technology	5,000,000
Non-competes	700,000
Property and equipment	1,547,000
Current liabilities	(398,000)
Long term deferred tax liability	(332,000)

Total allocation of consideration	$36,796,000

The amounts assigned to VaultLogix’s identifiable tangible and intangible assets are based on their respective estimated fair values determined as of the acquisition date of October 9, 2014.  The excess of the purchase consideration over the tangible and identifiable intangible assets was recorded as goodwill in the amount of approximately $10,859,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

Current assets acquired from VaultLogix relate to cash, accounts receivable and other current assets.

4.      Adjustments

Adjustments related to the VaultLogix acquisition included in the pro forma combined condensed balance sheet as of September 30, 2014 and pro forma combined condensed statement of operations for the nine months ended September 30, 2014, are as follows:

(a)

Adjustment to reflect the total consideration paid at closing for the acquisition of $36,796,000. The consideration included $15,365,000 cash paid, $1,000,000 cash paid as a deposit and recorded as a due to related party, the issuance of convertible promissory notes to the sellers of $15,627,000, and contingent consideration of $870,000. Total consideration also included the issuance of 1,008,690 shares of common stock. The shares had a fair value of $3.90 per share. This amount was recorded as $101 common stock and additional paid in capital of $3,933,899;

(b)

Adjustment to reflect the funds we raised in order to complete the acquisition. This included a term loan in the amount of $13,261,000 recorded as notes payable on the September 30, 2014 pro forma balance sheet, of which $2,000,000 is short term and $11,261,000 is long term. The debt also resulted in deferred loan costs of $566,000. In addition, we raised $4,240,000 of net proceeds through the sale of common stock. The shares were issued at a price of $5.00 per share, resulting in 860,000 shares issued.  The common stock value was $86 and the additional paid in capital issued was $4,239,914;

(c)	To record estimated goodwill of $10,859,000 based on purchase accounting for the acquisition;

(d)	To record the estimated fair value of identifiable intangible assets, including customer lists of $12,500,000, non-compete agreements of $700,000, trade name of $5,000,000, and in-house developed technology of $5,000,000. The customer lists, non-compete agreement, trade name, and in-house developed technology have been allocated a useful life of 10 years, 4 years, 7 years and 3 years, respectively;

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(e)	Adjustment to remove $214,000 of deferred loan costs associated with previous debt that was paid off in connection with the acquisition;

(f)	Adjustment to reflect the write off of goodwill of $15,868,000 that was recorded on the books prior to the acquisition;

(g)	Adjustment to reflect the removal of net intangible assets of $6,241,000 recorded on the books prior to the acquisition;

(h)	To eliminate the related-party payables on VaultLogix books, including $1,000,000 paid by us as part of the transaction, promissory notes owed to VaultLogix members of $200,000, and related-party debt of $340,000;

(i)	Adjustment to remove $457,000 of fees due in relation to related-party debt;

(j)	Adjustment to eliminate the VaultLogix term loans of $13,240,000 previously outstanding and paid off as a result of the acquisition. In addition, as a result of the debt pay off, corresponding accrued interest of $903,000 was also eliminated;

(k)	Adjustment for $20,000 to eliminate warrant liability;

(l)	Represents the elimination of the equity of the acquired entity;

(m)	Adjustment to remove non-controlling interest of $256,000;

(n)	Adjustment to record amortization expense for the identifiable intangible assets of approximately $2,854,000 for the period of January 1, 2014 through September 30, 2014, as if the acquisition had occurred on January 1, 2013, and $1,995,000 for the period of January 1, 2013 through December 1, 2013, as if the acquisition had occurred on January 1, 2013. The weighted average useful life on the identifiable intangible assets acquired is approximately 7.66 years. The identifiable assets are amortized to depreciation and amortization expense using the straight line method;

(o)	Adjustment to remove amortization of pre-existing intangible assets of $1,214,000 for the period of January 1, 2014 through September 30, 2014;

(p)	To record the incremental costs of the VaultLogix acquisition of $86,000 in 2014, which were one time in nature;

(q)	Adjustment to record interest expense of $938,000 on the $15,627,000 convertible promissory notes issued to the sellers at 8% for the period of January 1, 2014 through September 30, 2014, as if the acquisition had occurred on January 1, 2013, and $1,250,000 for the period of January 1, 2013 through December 31, 2013, as if the acquisition had occurred on January 1, 2013;

(r)	Adjustment to record amortization of deferred loan costs of $141,000 for the period of January 1, 2014 through September 30, 2014, as if the acquisition had occurred on January 1, 2013, and $187,000 for the period of January 1, 2013 through December 31, 2013, as if the acquisition had occurred on January 1, 2013;

(s)	Adjustment to record interest expense of $1,392,000 on the term loan of $13,261,000 at a cash interest rate of 12% and a PIK interest rate at 2% for the period of January 1, 2014 through September 30, 2014, as if the acquisition had occurred on January 1, 2013, and $1,857,000 for the period of January 1, 2013 through December 31, 2013, as if the acquisition had occurred on January 1, 2013;

Adjustments related to the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2013 include:

IPC

(t)	Adjustment to record amortization expense for the identifiable intangible assets of approximately $1,645,000 for the period of January 1, 2013 through December 31, 2013, as if the acquisition had occurred on January 1, 2013. The weighted average useful life on the identifiable intangible assets acquired is approximately 8.15 years. The identifiable assets are amortized to depreciation and amortization expense using the straight line method;

(u)	To record the incremental costs of the interest on the note issued in connection with the acquisition of $501,000 for the year ended December 31, 2013;

(v)	To record the costs related to the IPC acquisition of $92,000 in 2013, which were one time in nature;

AW Solutions

(w)	Adjustment to record amortization expense of $135,000 for the identifiable intangible assets of approximately $3,752,000 for the period of January 1, 2013 through April 15, 2013, as if the acquisition had occurred on January 1, 2013. The weighted average useful life on the identifiable assets acquired is approximately 9.31 years. The identifiable assets are amortized to depreciation and amortization expense using the straight line method, which approximates the estimated life;

VaultLogix

(x)	Reference not used;

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Pro forma Shares

(y)	The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic loss per share assumes the following as of January 1, 2013:

The issuance of an aggregate of 104,538 shares of common stock in connection with our acquisition of IPC, the issuance of 58,609 shares of common stock in connection with our acquisition of AW Solutions, the issuance of an aggregate of 1,008,690 shares of common stock in connection with our acquisition of VaultLogix, and the issuance of 860,000 shares issued to raise funds for the VaultLogix acquisition.

The calculation of the basic weighted average number of common shares outstanding for the year ended December 31, 2013 is as follows:

For the year ended
December 31, 2013
Weighted average common shares outstanding as of December 31, 2013	3,240,230
Shares issued with the AWS acquisition as of January 1, 2013	58,609
Shares issued with the IPC acquisition as of January 1, 2013	104,528
Shares issued with the VaultLogix acquisition as of January 1, 2013	1,008,690
Shares issued through the sale of common stock as of January 1, 2013	860,000
Pro forma weighted average common shares outstanding	5,272,057

The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic loss per share for the nine months ended September 30, 2014 assumes the following as of January 1, 2014:

The issuance of an aggregate of 1,008,690 shares of common stock in connection with the acquisition of VaultLogix, and the issuance of 860,000 shares issued to raise funds for the acquisition.

The calculation of the basic weighted average number of common shares outstanding for the nine months ended September 30, 2014 is as follows:

For the nine
months ended
September 30, 2014
Weighted average common shares outstanding as of September 30, 2014	11,554,715
Shares issued with the VaultLogix acquisition as of January 1, 2014	1,008,690
Shares issued through the sale of common stock as of January 1, 2014	860,000
Pro forma weighted average common shares outstanding	13,423,405

The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate diluted loss per share for the nine months ended September 30, 2014 assumes the following as of the first day of the period:

The issuance of an aggregate of 1,008,690 shares of common stock in connection with the acquisition of VaultLogix, and the issuance of 860,000 shares issued to raise funds for the acquisition.

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The calculation of the diluted weighted average number of common shares outstanding for the nine months ended September 30, 2014 is as follows:

For the nine
months ended
September 30, 2014
Weighted average common shares outstanding as of September 30, 2014	12,154,769
Shares issued with the VaultLogix acquisition as of January 1, 2014	1,008,690
Shares issued through the sale of common stock as of January 1, 2014	860,000
Dilutive shares related to seller notes convertible feature	2,453,226

Pro forma weighted average common shares outstanding	16,476,685

Income Tax Effect of Acquisitions

The following table shows the income tax effect for the year ended December 31, 2013 for each of the completed acquisitions of IPC and AWS in 2013 as if they had occurred on January 1, 2013.

Income tax calculation for the period ended December 31, 2013:

			Pro forma
	AWS	IPC	Adjustments	Total
Income before provision for income taxes	$574,000	$2,379,000	$(2,189,000)	$764,000

Income tax provision at 39% statutory rate	224,000	928,000	(854,000)	298,000

Income tax provision recorded on historical financials	18,000	-	-	18,000

Pro forma income tax provisions	$206,000	$928,000	$(854,000)	$280,000

(z)	for the year ended December 31, 2013, the acquired entities and pro forma adjustments would have increased income before income taxes in the amount of $764,000. This resulted in an income tax expense in the amount of $298,000, for which the acquired companies had recorded a provision for income taxes of $18,000, which resulted in a pro forma tax amount of $280,000.

The following table shows the income tax effect for the period ended December 31, 2013 for the completed acquisition of VaultLogix, as if such acquisition had occurred on January 1, 2013:

Income tax calculation for the year ended December 31, 2013:

		Pro forma
	VaultLogix	Adjustments	Total
Income before provision for income taxes	$(17,970,000)	$(5,289,000)	$(23,259,000)

Income tax provision at 39% statutory rate	(7,008,000)	(2,063,000)	(9,071,000)

Income tax provision recorded on historical financials	(132,000)	-	(132,000)

Pro forma income tax provisions	$(6,876,000)	$(2,063,000)	$(8,939,000)

(aa)	to record an adjustment for income taxes for the year ended December 31, 2013 for the acquisition of VaultLogix completed in October 2014. VaultLogix had pro forma adjusted net loss before income taxes of $(23,259,000). This would have resulted in an income tax benefit of $(8,939,000).

The following table shows the income tax effect for the nine-month period ended September 30, 2014 for the completed acquisition of VaultLogix, as if such acquisition had occurred on January 1, 2014:

Income tax calculation for the nine-month period ended September 30, 2014:

		Pro forma
	VaultLogix	Adjustments	Total
Income before provision for income taxes	$(1,079,000)	$(4,025,000)	$(5,104,000)

Income tax provision at 39% statutory rate	(374,000)	(1,214,000)	(1,588,000)

Income tax provision recorded on historical financials	(412,000)	-	(412,000)

Pro forma income tax provisions	$38,000	$(1,214,000)	$(1,176,000)

(bb)	to record an adjustment for income taxes for the nine-month period ended September 30, 2014 for the acquisition of VaultLogix completed in October 2014. VaultLogix had pro forma adjusted net loss before income taxes of $5,104,000. This would have resulted in an income tax provision of $1,176,000.

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